UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

        Information Statement Pursuant to Section 14(e) of the Securities Exchange Act of 1934

Check the appropriate box:

[_]  Preliminary Information Statement

[_]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule 14c-5(d)(2))

[X]  Definitive Information Statement

MEDCLEAN TECHNOLOGIES, INC.

(Name of Registrant as specified in its charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

_______________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

_______________________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________

(4)  Proposed maximum aggregate value of transaction

______________________________________________________________________

(5)  Total fee paid:

_______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

_______________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

_______________________________________________________________________

(3)  Filing party:

_______________________________________________________________________

(4)  Date filed:

_______________________________________________________________________

MEDCLEAN TECHNOLOGIES, INC.
3 Trowbridge Drive
Bethel, Connecticut 06801

To the Stockholders of MedClean Technologies, Inc.:

         Our Board  has  proposed  a Certificate  of  Amendment  to effect an amendment to our  Certificate  of  Incorporation   (the  "Charter Amendment") to effect a reverse stock split of the Company’s Common Stock, $.0001 par value, at a specific ratio to be determined by the Board of Directors of not more than one-for-two hundred such that one new share of Common Stock will be issued for up to every two hundred shares of issued and outstanding Common Stock.

         The foregoing matter is described in more detail in the attached Information Statement, and all capitalized terms are defined therein.

         On or about twenty days following the mailing of this Information Statement the holders of more than 50% of our Common Stock, voting as a single class, will approve the Charter Amendment by written consent.

         The Information Statement is being sent to you for informational purposes only.  We are not asking for a proxy or vote on any of the matters described therein.  However, we encourage you to read the Information Statement carefully.

Sincerely, /s/ Scott Grisanti Scott Grisanti Chief Executive Officer

Bethel, CT
May 15, 2009

MEDCLEAN TECHNOLOGIES, INC.
3 Trowbridge Drive
Bethel, Connecticut 06801

INFORMATION STATEMENT
AND
NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action to be Taken Without a Meeting is being furnished by the board of directors (the "Board") of MedClean Technologies, Inc. (the "Company," "we", "our" or "us") to the holders of our Common Stock (as defined herein) at May 13, 2009 (the  "Record  Date") in connection with the filing of a certificate of amendment,  in the form attached hereto as Annex A (the  "Certificate  of  Amendment") to our  Certificate of  Incorporation, which  would  effect an amendment to our  Certificate  of  Incorporation   (the  "Charter Amendment") to effect a reverse stock split of the Company’s Common Stock, $.0001 par value, at a specific ratio to be determined by the Board of not more than one-for-two hundred (the “Reverse Split”) such that one new share of Common Stock will be issued for up to every two hundred shares of issued and outstanding Common Stock.

Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting,  without prior notice and without a vote, if a consent in writing,  setting forth the action so taken,  is signed by the holders of  outstanding  stock  having not less than the  minimum  number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Certificate of Amendment with the Delaware Secretary of State. The time at which we file the Certificate of Amendment is referred to herein as the "Effective Time."

We will obtain the required approval for the Charter Amendment by means of a written consent of stockholders, dated on or about June 4, 2009. A meeting to approve the Charter Amendment is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is first being mailed on or about May 15, 2009, to the holders of our outstanding Common Stock as of the Record Date.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of the Record Date, we had issued and outstanding approximately 561,542,968 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), held by approximately 1,417 stockholders of record.

         Set  forth  below  is  information  as to  each  class  of  our  voting securities entitled to vote on the Charter Amendment,  together with the number of outstanding shares of each such class and number of votes to which each class is entitled.

Class of Security	Number of Shares Outstanding	Number of Votes to Which Such Class is Entitled
Common Stock	561,542,968	561,542,968
Preferred Stock	-0-	-0-

CHANGE OF CONTROL

 A Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), was entered into among the Company, the Company’s former wholly-owned subsidiary, Aduromed Corporation (“Aduromed”, and together with the Company, the “Companies”), Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company and Chairman of the Board (“Esposito”).

Pursuant to the terms of the MRA, (i) the Amended and Restated Stockholders' Agreement, dated as of January 23, 2006, by and among the Companies, the Pequot Funds, Sherleigh and Mr. Damien Tanaka, and (ii) Mr. Tanaka’s employment agreement, both of which contained voting agreements among the parties for the election of directors of the Companies, were terminated.

As of August 4, 2008 (the “Effective Time”), pursuant to the terms of the MRA, the parties to the MRA agreed among themselves to vote their collective shares of Common Stock such that (i) the Board would be increased to nine (9) members, (ii) the Pequot Funds shall have the right to have two (2) designees elected to the Board, (iii) Sherleigh shall have the right to have two (2) designees elected to the Board, and (iv) Heller Capital Management shall have the right to have one (1) designee elected to the Board.

As of the Effective Time, the Company had only common stockholders and the major common stockholders were as follows:

Common Stockholder	% Ownership Post Restructuring	% Ownership Post Restructuring Fully Diluted
The Pequot Funds	23.35%	24.76%
Sherleigh	12.81%	13.59%
Heller Capital Investments	19.47%	10.33%
Esposito	5.15%	7.69%

AMENDMENT

Our Board has unanimously approved and adopted, subject to stockholder approval, the Reverse Split.

Pursuant to the proposed Reverse Split, a specified number of outstanding shares of Common Stock, not to exceed two hundred, would be combined and become one share of Common Stock. When this proposal is approved by written consent of holders of more than 50% of our Common Stock, the Board will have the authority, but not the obligation, in its sole discretion, to select the exact ratio for the Reverse Split and implement the Reverse Split without further action on the part of stockholders. The Company is proposing that the Board have such discretion, rather than proposing that stockholders approve a specific ratio, in order to give the Board flexibility and allow the Board to consider various factors at the time of implementation of the Reverse Split, including prevailing market and economic conditions, the historical and projected performance of the Common Stock and trading volumes, and the projected impact of the Reverse Split on trading liquidity, among other factors.

As of the Record Date, the Company had 561,542,968 shares of Common Stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company would have approximately 2,807,715 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) and total authorized shares of 17,500,000 if the ratio for the Reverse Split is one for two hundred. The par value of the Common Stock will not be changed in connection with the Reverse Split.

When approved and if implemented, the Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive less than one share of Common Stock as a result of the Reverse Split. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The number of authorized shares of the Company’s preferred stock will not be affected in any way by the Reverse Split.

When approved by written consent of holders of more than 50% of our Common Stock and if implemented by the Board, the Reverse Split would be effective as of the Reverse Split Effective Time and the Board will determine the actual time of filing of the Charter Amendment regarding the Reverse Split.

The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the Reverse Split if the Board determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. If the Reverse Split is not implemented by the Board by December 31, 2009, then the Reverse Split will be deemed abandoned, without further effect.

Reasons for the Reverse Split

The primary purpose for effecting the Reverse Split is to increase the trading price of our Common Stock and decrease the number of outstanding shares of our Common Stock so as to:

•	make our Common Stock more attractive to investors, in particular institutional investors, and facilitate investment in the Company;

•
bring the share price of our Common Stock, along with the number of shares of our Common Stock outstanding, to a range more appropriate and more in line with other companies with comparable market capitalization; and

In determining to authorize the Reverse Split, and in light of the foregoing, our Board considered, among other things, that a sustained higher per share price of our Common Stock, which should result from the Reverse Split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company. Our Board has determined that investors who would otherwise be potential investors in our Common Stock would prefer to invest in shares that trade in a price range higher than the range in which the Common Stock currently trades. On May 11, 2009, the closing sale price of our Common Stock on the Over-The-Counter Bulletin Board was $0.003. In theory, the Reverse Split should cause the trading price of a share of our Common Stock after the Reverse Split to be up to two hundred times what it would have been if the Reverse Split had not taken place, depending on the ratio selected by the Board. However, this will not necessarily be the case.

In addition, our Board considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Stock.

Another potential effect of the Reverse Split is making the Company more attractive to employees and service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the company’s market capitalization. If the Reverse Split successfully increases the per share trading price of the Common Stock, such increase may increase our ability to attract, retain and motivate employees and service providers.

Our Board also believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that a Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable capitalizations. Moreover, our Board considered that when the number of outstanding shares of Common Stock is unreasonably large in relation to a company’s earnings, a significant positive change in net earnings is required to create a noticeable improvement, in absolute terms, in such company’s reported earnings per share levels. If we were to effect a Reverse Split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings (or loss) per share attributable to the operational efforts of our management.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board also took into account various negative factors associated with reverse stock splits. These factors include:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels;

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price; and

•	the costs associated with implementing a reverse stock split.

Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the price of our Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split. There also can be no assurance that the total market capitalization of the Company following the Reverse Split will be higher than the market capitalization preceding the split or that an increase in our trading price, if any, would be sufficient to generate investor interest.

If the Reverse Split is effected, stockholders will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by a number up to two hundred). While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the Reverse Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

In addition, the Reverse Split will likely increase the number of stockholders who own “odd lots” (stock holdings in amounts of less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

Finally, if we implement the Reverse Split, immediately following the Reverse Split the Company would have approximately 14,692,285 authorized but unissued shares of our Common Stock (assuming a split ratio of one to two hundred and without giving effect to rounding for fractional shares). After giving effect to authorized but unissued shares which the Company is obligated to reserve for issuance upon exercise of outstanding warrants and options, the Company would have approximately 9,866,090 authorized but unissued shares of our Common Stock available for issuance. The Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

Principal Effects of the Reverse Split

General

The Reverse Split will affect all of holders of our Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split, as described below. The number of authorized shares of the Company’s preferred stock will not be affected in any way by the Reverse Split.

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded, and following the Reverse Split will continue to be traded, on the Over-The-Counter Bulletin Board under the symbol “MCLN.OB”, subject to our continued satisfaction of the OTCBB listing requirements. The CUSIP number for our Common Stock will change in connection with the Reverse Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Number of Shares of Common Stock and Number of Stockholders

If approved and implemented, the Reverse Split would have the following effects on the number of shares of Common Stock:

1. up to two hundred shares of our Common Stock owned by a stockholder immediately prior to the Reverse Split would become one share of Common Stock after the Reverse Split;

2. all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, up to one-two hundreth of the number of shares of our Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to up to two hundred times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split; and

3. the number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plan will be reduced to up to one-two hundreth of the number of shares currently included in such plan.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Split. Instead, the Company will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one share of Common Stock or greater as a result of the Reverse Split.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to up to one-two hundreth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

Procedure for Effecting the Reverse Split and Filing the Certificate of Amendment

Generally

If the Board determines that the Reverse Split continues to be in the best interests of the Company and its stockholders, our Board will file the Certificate of Amendment effecting the Reverse Split with the Secretary of State of the State of Delaware. The Reverse Split will become effective as of 5:00 p.m. eastern time on the Reverse Split Effective Time. At the Reverse Split Effective Time, each lot of up to two hundred shares of Common Stock issued and outstanding immediately prior to the Reverse Split Effective Time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the Reverse Split Effective Time, represented pre-Reverse Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reverse Split shares. However, a stockholder will not be entitled to receive any dividends or distributions payable after the Reverse Split Effective Time until that stockholder surrenders and exchanges his or her certificates.

Securities Transfer Corporation, the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the Reverse Split Effective Time, a letter of transmittal will be sent to stockholders of record as of the Reverse Split Effective Time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the Reverse Split Effective Time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the Reverse Split, our Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-Reverse Split shares of our Common Stock.

Street Name and Book-Entry Holders

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-Reverse Split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Common Stock held following the Reverse Split.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein.  Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

•	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate basis of a stockholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

•	The holding period of the shares owned immediately after the Reverse Split will include the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock.

APPROVAL OF ACTION

         The table below sets forth the total number of shares of Common Stock entitled to vote and the number of shares our Board expects to receive as consent to the action.  Approval for the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding voting securities.  We will obtain this approval on or about June 4, 2009, through the written consent of a majority of the outstanding shares of our voting securities.

Class of Security	Number of Votes to Which Such Class is Entitled	Number of Votes to be Cast	Percentage Received
Common Stock	561,542,968	361,266,557	64.35%

Since we will obtain the required approval for the Charter Amendment by means of this written consent, a meeting to approve the Charter Amendment is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.

         The Charter Amendment will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur following the mailing of this Information Statement to our stockholders and taking of the majority consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth as of May 5, 2009, the number and percentage of the outstanding shares of Common Stock on a fully diluted basis which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Beneficial Owners of More than 5% of Each Class of the Company’s Voting Securities
Title of	Name and Address of	Amount and Nature of	Percentage of
Security	Beneficial Owner	of Beneficial Ownership	Class

Common Stock	Pequot Capital Management, Inc.(1)(7) 500 Nyala Farm Road Westport, CT 06880	262,194,911	47.79%

Common Stock	Sherleigh Associates Inc. Defined Benefit Pension Plan(2)(7) 80 Columbus Circle PH 76A New York, NY 10023	143,886,241	26.23%

Common Stock	Ronald I. Heller(3)(7) 700 East Palisade Avenue Englewood Cliffs, NJ 07632	109,325,980	19.47%

Common Stock	Joseph Esposito(4) 3 Trowbridge Drive Bethel, CT 06801	172,900,000	30.51%

Common Stock	Scott Grisanti(5) 3 Trowbridge Drive Bethel, CT 06801	171,333,333	30.51%

Common Stock	Truk Funds(6) c/o Atoll Asset Management LLC One East 52nd Street New York, New York 10022	48,000,000	8.75%

(1) Consists of (i) 131,097,456 shares owned of record, and (ii) 131,097,456 shares issuable upon exercise of warrants at an exercise price of $0.025 per share.
(2) Consists of (i) 71,943,121 shares owned of record, and (ii) 71,943,121 shares issuable upon exercise of warrants at an exercise price of $0.025 per share.

(3) Consists of (i) 90,992,647 shares owned by Heller Capital Investments, over which Mr. Heller has sole voting and investment control, and (ii) 18,333,333 shares owned by Mr. Heller’s IRA account. Mr. Heller’s son’s IRA account holds 7,314,348 shares of record with respect to which Mr. Heller disclaims beneficial ownership.
(4) Consists of (i) 8,900,000 shares of record owned by E4 LLC, which is controlled by Mr. Esposito, (ii) 20,000,000 shares of record owned by Mr. Esposito’s IRA account, (iii) 12,000,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.004 per share, (iv) 8,000,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.025 per share, (v) 20,000,000 shares issuable upon exercise of warrants held by Mr. Esposito’s IRA account at an exercise price of $0.025 per share, (vi) 4,000,000 shares issuable upon exercise of options held by Mr. Esposito at an exercise price of $0.004 per share, and (vii)  100,000,000 shares issuable upon exercise of options held by E4 LLC at an exercise price of $0.004 per share.
 (5) Consists of (i) 20,000,000 shares owned of record, (ii) 20,000,000 shares issuable upon exercise of warrants at an exercise price of $0.025 per share, (iii) 16,000,000 shares issuable upon exercise of warrants at an exercise price of $0.004 per share, (iv) 5,333,333 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (v)  110,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share.
(6) Consists of (i) 17,040,000 shares owned of record by Truk Opportunity Fund, (ii) 17,040,000 shares issuable upon exercise of warrants held by Truk Opportunity Fund at an exercise price of $0.025 per share, (iii) 6,960,000 shares owned of record by Truk International Fund, LP (iv) 6,960,000 shares issuable upon exercise of warrants held by Truk International Fund, LP at an exercise price of $0.025 per share.
(7) In accordance with the Master Restructuring Agreement (i) Pequot Capital Management, Inc., and Sherleigh Associates Inc. Defined Benefit Plan have the right to two (2) nominees each to be elected members of the Company’s board of directors, and (ii) Heller Capital Investments has the right to one (1) nominee to be elected a member of the Company’s board of directors.

Security Ownership of Management (Directors and Executive Officers)
Title of	Name and Address of	Amount and Nature of	Percentage of
Security	Beneficial Owner	of Beneficial Ownership	Class

Common Stock	Joseph Esposito(1) 3 Trowbridge Drive Bethel, CT 06801	172,900,000	30.51%

Common Stock	Scott Grisanti(2) 3 Trowbridge Drive Bethel, CT 06801	171,333,333	30.51%

Common Stock	Kevin T.. Dunphy(3) 3 Trowbridge Drive Bethel, CT 06801	24,195,950	4.31%

Common Stock	Jay S. Bendis (4) 71 Springcrest Drive Akron, OH 44333	4,719,250	<1%

Common Stock	Ronald A. LaMorte (5) 336 Haystack Hill Road Orange, CT 06470	4,450,000	<1%

Common Stock	Elan Gandsman (6) 135 College Street New Haven, CT 06510	4,450,000	<1%

Common Stock	Kenneth Londoner (7) 10 Red Coat Road Westport, CT 06880	16,750,000	2.98%

Common Stock	All Directors and Executive Officers As a Group	398,648,533	70.99%

(1) Consists of (i) 8,900,000 shares of record owned by E4 LLC, which is controlled by Mr. Esposito, (ii) 20,000,000 shares of record owned by Mr. Esposito’s IRA account, (iii) 12,000,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.004 per share, (iv) 8,000,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.025 per share, (v) 20,000,000 shares issuable upon exercise of warrants held by Mr. Esposito’s IRA account at an exercise price of $0.025 per share, (vi) 4,000,000 shares issuable upon exercise of options held by Mr. Esposito at an exercise price of $0.004 per share, and (vii)  100,000,000 shares issuable upon exercise of options held by E4 LLC at an exercise price of $0.004 per share.
(2) Consists of (i) 20,000,000 shares owned of record, (ii) 20,000,000 shares issuable upon exercise of warrants at an exercise price of $0.025 per share, (iii) 16,000,000 shares issuable upon exercise of warrants at an exercise price of $0.004 per share, (iv) 5,333,333 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (v)  110,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share.
(3) Consists of (i) 2,000,000 owned of record, (ii) 20,195,950 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (iii) 2,000,000 shares issuable upon exercise of warrants at an exercise price of $0.025 per share.
(4) Consists of (i) 269,250 shares held of record and (ii) 4,450,000 shares issuable upon exercise of options at an exercise price of $0.004 per share.
(5) Consists of 4,450,000 shares issuable upon exercise of options at an exercise price of $0.40 per share.
(6) Consists of 4,450,000 shares issuable upon exercise of options at an exercise price of $0.40 per share.
(7) Consists of (i) 4,750,000 shares held of record (ii) 8,000,000 shares issuable upon exercise of warrants at an exercise price of $0.025 per share, and 4,000,000 shares issuable upon exercise of options at an exercise price of $0.004 per share.

DISSENTERS' RIGHTS OF APPRAISAL

         Pursuant to the DGCL, any stockholder that objects to the Charter Amendment will not have any right to receive from us the fair value of his, her or its shares.  The DGCL provides that any provision of our Certificate of Incorporation  may be  amended  by  approval  of the Board  and the affirmative written  consent  of the  holders  of a  majority  of the  voting  power of the outstanding  shares entitled to vote thereon;  provided that, any amendment that would  adversely  affect  the  rights of the  holders of any class or series of Common Stock must be approved by the holders of a majority of the shares of such class or series.  The Charter Amendments were adopted by the holders of a majority of the shares entitled to vote thereon.

FINANCIAL STATEMENTS

Copies of the Company’s most recent annual and quarterly financial statements are attached to this Information Statement as Annex B.

ADDITIONAL INFORMATION

         PLEASE READ THIS ENTIRE DOCUMENT.  Further information is available by request or can be accessed on the Internet.  We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.  A copy of any public filing is also available, at no charge, by contacting the undersigned at (203) 798-1080.

By Order of the Board of Directors, /s/ Scott Grisanti Scott Grisanti Chief Executive Officer

Bethel, Connecticut
May 15, 2009

ANNEX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MEDCLEAN TECHNOLOGIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

MedClean Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of Directors of the Corporation held on April 29, 2009.

SECOND: Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

THIRD: Said amendment would amend Article FOURTH of the Certificate of Incorporation of the Corporation as follows:

“FOURTH. Shares

The aggregate number of shares which the Corporation shall have the authority to issue is [Seventy Seven Million Five Hundred Thousand (77,500,000)] shares, of which [Seventeen Million Five Hundred Thousand (17,500,000)] shares shall be shares of Common Stock of a par value of $0.0001 each, and Sixty Million (60,000,000) shares shall be shares of Preferred Stock of a par value of $0.0001 each. In connection with such recapitalization, One (1) new share of Common Stock, par value $0.0001 per share, shall be issued for every [two hundred] shares of issued and outstanding Common Stock, par value $0.0001 per share. Upon the filing of this Certificate of Amendment, every existing [two hundred] shares of Common Stock shall represent the right to receive One (1) new share of Common Stock. No fractional shares shall be issued, and instead, all fractions of shares will be rounded up to the next whole share.”

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ______ day of __________, 2009 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

MEDCLEAN TECHNOLOGIES, INC.

Chief Executive Officer

 ANNEX B

Financial Statements

ADUROMED INDUSTRIES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

MEDCLEAN TECHNOLOGIES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2009 AND DECEMBER 31, 2008 (Unaudited)	F-21

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE QUARTERS ENDED MARCH 31, 2009 AND 2008 (Unaudited)	F-22

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE QUARTERS ENDED MARCH 31,2009 AND 2008 (Unaudited)	F-23

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-24

ADUROMED INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
ASSETS
Current assets
Cash	$1,922,401	$212,215
Accounts receivable (net of $23,081 and $11,418 allowance in 2008 and 2007)	176,284	739,840
Revenues in excess of billings	7,679	-
Inventory	886,351	900,938
Prepaid expenses	24,925	55,350
Total current assets	3,017,640	1,908,343

Property, plant and equipment, net	285,304	351,179

Long term deposits	38,260	17,988

Total assets	$3,341,204	$2,277,510

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$653,785	$487,493
Payroll liabilities	390,857	29,909
Deferred revenue	136,691	245,391
Dividends payable	-	864,013
Accrued liquidated damages	-	602,000
Customer deposit	386,428	-
Billings in excess of revenue	620,639	1,221,338
Short term secured notes payable	-	1,225,000
Convertible debt, face value $1,225,0000, due June 27, 2008	-	28,892
Current portion of notes payable	202,947	197,756
Total current liabilities	2,391,347	4,901,792

Notes payable, less current portion	-	62,476

Total liabilities	2,391,347	4,964,268

Stockholders' equity (deficit)
Preferred stock: $.0001 par value; 60,000,000 shares authorized; 0 shares and 22,043,862 shares issued and outstanding respectively	-	2,204
Common stock: $.0001 par value;1,400,000,000 shares authorized; 561,542,968 and 21,665,306 shares issued and outstanding respectively	56,154	2,167
Additional paid-in capital	20,988,502	9,363,671
Accumulated deficit	(20,094,799)	(12,054,800)
Total stockholders' equity (deficit)	949,857	(2,686,758)

Total liabilities and stockholders' equity (deficit)	$3,341,204	$2,277,510

See Notes to Consolidated Financial Statements

ADUROMED INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended
	December 31,
	2008	2007
Revenues
Contract revenues earned	$737,476	$1,744,238
Sales and service revenues	1,360,591	1,120,959
Total revenues	2,098,067	2,865,197

Cost of sales	1,693,411	1,775,896

Gross profit	404,656	1,089,301

Operating expenses
Salaries and wages	1,609,857	1,604,725
General and administrative expenses	3,395,652	1,991,409
Depreciation expense	86,272	90,621
Total operating expenses	5,091,781	3,686,755

Loss from operations	(4,687,125)	(2,597,454)

Other income and expenses
Interest and other income	49,585	24,794
Interest (expense)	(3,192,459)	(1,956,166)
Total other income and expenses	(3,142,874)	(1,931,372)

Net loss before income taxes	(7,829,999)	(4,528,826)

Provision for income tax benefit	-	-

Net loss	$(7,829,999)	$(4,528,826)

Basic and diluted net loss per common share	$(0.03)	$(0.24)

Weighted average common shares outstanding	237,941,766	20,977,732

See Notes to Consolidated Financial Statements

ADUROMED INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE TWO YEAR PERIOD ENDED DECEMBER 31, 2008
(per index)

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Total

Balance December 31, 2006	22,043,862	2,204	20,683,257	2,068	7,539,326	(7,105,974)	437,624

Stock issued on note conversion			397,163	40	91,308		91,348
Stock issued on note conversion			165,011	17	37,936		37,953
Stock issued for consulting services			375,000	38	86,212		86,250
Stock issued on employee stock option conversion			44,875	5	6,288		6,293
Warrants and options issued for services					1,602,601		1,602,601
Preferred stock dividend						(420,000)	(420,000)
Net loss for the year	-	-	-	-	-	(4,528,826)	(4,528,826)
Balance December 31, 2007	22,043,862	$2,204	21,665,306	$2,167	$9,363,671	$(12,054,800)	$(2,686,758)

Issuance of common stock for cash			303,297,456	30,330	4,915,670		4,946,000
Cost of issuance			-	-	(85,500)		(85,500)
Preferred Stock and accrued dividends exchanged for common	(22,043,862)	(2,204)	35,343,118	3,534	1,072,683		1,074,013
Stock issued on note exchange			93,750,000	9,375	2,375,358		2,384,733
Stock issued for consulting services			525,000	52	120,698		120,750
Stock issued for consulting services			4,500,000	450	674,550		675,000
Stock issued for consulting services			111,446	11	18,489		18,500
Stock issued for consulting services			24,590	2	2,998		3,000
Warrants exchanged for common stock in restructure			78,246,052	7,825	(7,825)		-
Warrants and options issued for services			-	-	1,938,118		1,938,118
Stock issued in exchange for Liquidated Damages			24,080,000	2,408	599,592		602,000
Preferred stock dividend accrued						(210,000)	(210,000)
Net loss for the year	-	-	-	-	-	(7,829,999)	(7,829,999)
Balance December 31, 2008	-	$-	561,542,968	$56,154	$20,988,502	$(20,094,799)	$949,857

See Notes to Consolidated Financial Statements

ADUROMED INDUSTIRES, INC.
CONSOLDIATED STATEMENTS OF CASH FLOWS

	Year ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(7,829,999)	$(4,528,826)
Adjustments to reconcile net loss to net cash used in operations:
Stock issued for services and interest	817,250	86,250
Stock issued for debt financing costs	1,130,841	-
Warrants and options issued for services	1,938,118	1,631,493
Depreciation expense	86,272	90,621
Bad debt write off	23,081	-
Write off fixed assets	25,139	7,170
Convert Capital lease to Operating lease	-	(7,123)
Changes in operating assets and liabilities:
Accounts receivable	540,475	(564,603)
Revenues in excess of billings	(7,679)	158,215
Inventory	14,587	(261,132)
Prepaid expenses	30,425	(3,822)
Long term deposits	(20,272)	500
Accounts payable and accrued liabilities	166,292	(960,482)
Payroll liabilities	360,948	(3,318)
Deferred revenue	(108,700)	177,288
Billings in excess of revenue	(600,699)	855,274
Deposits payable	386,428	420,000
Net cash used in operating activities	(3,047,493)	(2,902,495)

Cash flows from investing activities:
Purchase of fixed assets	(45,536)	(13,749)
Net cash used in investing activities	(45,536)	(13,749)

Cash flows from financing activities:
Acquisition of shell company	-	-
Proceeds from convertible notes payable	650,000	1,275,000
Repayment of convertible note payable	(718,985)	(50,000)
Interest on notes payable	11,700	11,700
Repayments of notes payable	-	(6,870)
Proceeds from stock options	-	6,293
Proceeds from issuance of stock	4,946,000	-
Costs of issuance of stock	(85,500)	-
Net cash provided by financing activities	4,803,215	1,236,123

Increase in cash and cash equivalents	1,710,186	(1,680,121)

Cash and cash equivalents, beginning of period	212,215	1,892,336
Cash and cash equivalents, end of period	$1,922,401	$212,215

Supplemental disclosures of cash flow information:
Cash paid for interest	$94,547	$85,441
Cash paid for income taxes	$-	$-
Supplemental disclosures of noncash investing and financing activities:
Exchange of note to stock	$2,384,733	$129,301
Exchange of Preferred and accrued dividend to stock	$1,076,217	$-
Accrual of preferred stock dividends	$210,000	$-
Exchange of accrued liquidated damages to stock	$602,000	$-
Retirement of Preferred Stock	$2,204	$-
Stock issued in restructure	$7,825	$-

See Notes to Consolidated Financial Statements

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial recurring losses, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 4, 2008, the Company’s wholly-owned subsidiary, Aduromed Corporation (“Aduromed”), Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company (“Esposito”) entered into a Master Restructuring Agreement (“MRA”) regarding their respective investments in the Company. The then existing investments in the Company were restructured pursuant to the terms of the MRA and certain other changes were implemented. The major terms of the MRA are as follows:

Sherleigh exchanged its shares of Series A and Series B Preferred Stock into 20,000,081 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) exchanged accumulated dividends payable on its Preferred Stock as of June 30, 2008 in the amount of $383,576 into 15,343,040 shares of Common Stock and received additional common stock purchase warrants for 15,343,040 shares of Common Stock at an exercise price of $0.025 per share, and (iii) exchanged liquidated damages in the amount of $602,000 payable to Sherleigh by the Company into 24,080,000 shares of Common Stock and received additional common stock purchase warrants for 24,080,000 shares of Common Stock at an exercise price of $0.025 per share.

The Pequot Funds surrendered their shares of Series A and Series B Preferred Stock to the Company which shares were cancelled, and the Pequot Funds forfeited their right to receive accumulated dividends payable on their Preferred Stock as of June 30, 2008 in the amount of $690,436 and liquidated damages in the amount of $387,000 payable to the Pequot Funds by the Company.

The Series A and B Preferred Warrants were amended such that they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds holds warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh holds warrants for the purchase of 19,999,997 shares of Common Stock and weighted average anti-dilution rights have been terminated.

The Amended and Restated Stockholders Agreement, dated as of January 23, 2006 among the Company, Aduromed, the Pequot Funds and Sherleigh was terminated.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Bridge Loan Holders collectively exchanged a deemed principal amount of $1,275,000 of their notes into 93,750,000 shares of Common Stock and all such Bridge Loan Holders’ outstanding common stock warrants were collectively exchanged into warrants for the purchase of 93,750,000 shares of Common Stock at an exercise price of $0.025 per share and anti-dilution rights were terminated. All documents entered into in connection with the bridge loan were terminated.

Esposito, management and others invested $2,946,000 into the Company in return for 232,428,058 shares of Common Stock and warrants to purchase 115,680,000 at an exercise price of $0.025 per share.

The Pequot Funds invested an additional $1,300,000 into the Company, with post restructuring holdings of 131,097,456 shares of Common Stock and warrants to purchase 131,097,456 shares of Common Stock at $0.025 per share.

Sherleigh invested an additional $700,000 into the Company, with post restructuring holdings of 71,943,023 shares of Common Stock and warrants to purchase 71,943,023 shares of Common Stock at $0.025 per share.

The Company has available cash and cash equivalents of approximately $1,922,401 at December 31, 2008 which it intends to utilize for working capital purposes and to continue developing its business. To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities. We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings. However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business. Moreover, any equity funding could be substantially dilutive to existing stockholders. The aforementioned factors raise substantial doubt about our ability to continue as a going concern.

2.	BUSINESS DESCRIPTION - ORGANIZATION

Effective January 30, 2007, the issuer (“AII” or “Company”) changed its corporate name from General Devices, Inc. to Aduromed Industries, Inc.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EARNINGS (LOSS) PER COMMON SHARE

The net earnings (loss) per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period. Outstanding warrants and options for the year ending December 31, 2008 and 2007 amounting to 492,201,769 and 43,774,696 respectively were not included in the calculation for net loss per common share because it would be antidilutive.

On August 4, 2008, all outstanding Preferred A and B class of stock was exchanged on a 1: 1 basis into shares of common stock. Outstanding Preferred A and B class of stock nor the common stock equivalents associated with the conversion feature for the year ending December 31, 2007 amounting to 22,043,862 for the period of both classes of Preferred stock were not included in the calculation for net loss per common share as it would be antidilutive.

The numerator and denominator used in the basic and diluted earnings (loss) per share of common stock computations are presented in the following table:

	2008	2007
NUMERATOR FOR BASIC AND DILUTED EPS (LPS)
Net loss per statement of operations	$(7,829,999)	$(4,528,826)
Dividend payable to preferred stockholders	(210,000)	(420,000)
Net loss to common stockholders	$(8,039,999)	$(4,948,826)

DENOMINATOR FOR BASIC AND DILUTED EPS (LPS)
Weighted average shares of common stock outstanding	237,941,766	20,977,732

Basic and diluted EPS (LPS)	$(0.03)	$(0.24)

USE OF ESTIMATES

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At December 31, 2008, the Company has a cash balance of  $405,000 in one non-interesting bearing account which is 100% insured by the FDIC and $1,517,161 in an overnight money-market fund which is in excess of the Federally insured limits by a total of approximately $1,267,000.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONTROL BY PRINCIPAL STOCKHOLDERS

Pequot, Sherleigh, Heller Capital, the directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

DEPENDENCE ON PRINCIPAL CUSTOMER

In 2008 no one principal customer represented a significant portion of our revenues. For the year ended December 31, 2008 we recognized approximately $913,000 or 32% of total revenue in revenue from Aramark. For 2009 and going forward, we feel the loss of any one customer would not have a significant adverse impact on our business.

ACCOUNTS RECEIVABLE

The Company maintains an accounts receivable ledger to track amounts due from individual customers. The Company continuously monitors the creditworthiness of its customers and has established an allowance for amounts that may be uncollectible in the future based on current economic conditions, historical payments and specific customer related collection issues. The allowance for bad debts was $23,081 and $11,418 as of December 31, 2008 and 2007, respectively.

PROPERTY, PLANT AND EQUIPMENT

The Company has property, plant and equipment that consist of automobiles, computers and related accessories, and office furniture.  The depreciation is calculated using the straight line method over the life of the property.  All property has a useful life of 3 to 10 years.  The following table summarizes these assets as of December 31, 2008 and 2007:

	December 31,
	2008	2007
Vehicles	-	41,338
Office Furniture	164,525	164,525
Computers and Accessories	206,091	175,485
Leasehold Improvements	117,997	117,997
	488,613	499,345
Accumulated Depreciation	203,309	148,166
	285,304	351,179

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INVENTORY

The Company maintains an inventory, which consists primarily of component parts, spare parts and disposable goods.  The inventory, using the average cost method, was $886,351 and $900,938 as of December 31, 2008 and 2007 respectively and is stated at the lower of cost or market.  The following table summarizes these assets as of December 31, 2008 and 2007:

	2008	2007
Component & spare parts	$754,476	$742,310
Consumables	21,234	29,384
Advance payments	110,641	129,244
Total Inventory	$886,351	$900,938

BUSINESS COMBINATION

On January 30, 2007, the Company changed its corporate name from General Devices, Inc. to Aduromed Industries, Inc.

REVENUE RECOGNITION

The Company recognizes revenues from fixed-price and modified fixed-price construction type contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. Historically, the Company has billed 25% of the contract at signing, 50% upon delivery of components, and the final 25% upon completion of installation and start-up. Beginning in 2009 we will bill 60% of the contracts at signing, 20% upon delivery of components, and the final 20% upon completion of installation and start-up.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenues from direct sales of our containerized or the mobile unit will be recognized as we ship units. The Company provides a one year warranty on the systems it installs. The Company also obtains a one year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, the Company has accrued no reserve for warranty. On the installed base after the warranty term has expired the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At December 31, 2008 and 2007 the Company had $ $136,691 and $245,391in deferred revenue from maintenance agreements.

Revenues from the sale of our containerized unit, our mobile unit, accessories, repairs and replacement parts are recognized when shipped to the customer in accordance with a valid contract or order agreement. The contract or order agreement specifies delivery terms and pricing, and is considered to reasonably assure collection from the customer.

Revenues and cost from multi-year rental contracts on our containerized or mobile unit will be recognized ratably over the life of the rental contract.

4.	CONTRACTS IN PROGRESS

The Company entered into construction type contracts to furnish and install its systems in hospitals. There were five outstanding contracts at December 31, 2008 and seven outstanding at December 31, 2007.  The following table summarizes these outstanding contracts:

Contract	Revenue	Amounts	Revenues in	Billings in excess
Amount	Recognized	Billed	excess of Billings	of Revenues

Outstanding contracts at December 31, 2008
1,327,930	949,221	1,327,930	-	378,709
231,257	29,347	21,668	7,679	-
287,029	163,939	215,271	-	51,332
282,948	-	188,632	-	188,632
559,594	528,426	530,392	-	1,966
2,688,758	1,670,933	2,283,893	7,679	620,639

Outstanding contracts at December 31, 2007
1,327,930	683,593	1,327,930	-	644,337
483,117	458,995	483,117	-	24,122
231,257	12,447	12,447	-	-
483,596	106,076	120,899	-	14,823
257,820	-	257,820	-	257,820
282,948	-	94,316	-	94,316
559,594	5,611	191,531	-	185,920
3,626,262	1,266,722	2,488,060	-	1,221,338

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	SHORT TERM SECURED NOTES PAYABLE

On June 27, 2007 the Company entered into a secured loan arrangement with various lenders for $1,275,000. The notes have an original issue discount of 10%, bear interest at 12% per annum and have a maturity of six months. These loans are secured by the assets of the Company and are guaranteed by the Company’s wholly-owned subsidiary, Aduromed Corporation. The lenders received five year warrants to purchase a total of 2,550,000 shares of the Company’s common stock at a price of $0.38 per share. On December 27, 2007, in consideration for the issuance of additional warrants for the purchase of a total of 2,450,000 shares of the Company’s common stock, holders of $1,225,000 in principal amount of such secured loan arrangement agreed to extend the maturity of such loan to June 30, 2008. On December 27, 2007, the Company paid off $50,000 of the original note and pursuant to the MRA on August 4, 2008 the Bridge Loan Holders collectively exchanged a deemed principal amount of $1,275,000 of their notes into 93,750,000 shares of Common Stock and all outstanding common stock warrants were collectively exchanged into warrants for the purchase of 93,750,000 shares of Common Stock at an exercise price of $0.025 per share.

6.	NOTES PAYABLE

The following table summarizes the Notes Payable outstanding as of December 31, 2008 and 2007:

Note Balance	Short Term	Long Term
Outstanding at December 31, 2008
$202,974	$202,947	$-
	202,947	0

Outstanding at December 31, 2007
$18,985	$6,509	$12,476
50,000	-	50,000
191,247	191,247	-
	197,756	62,476

On March 17, 2008, the Company entered into a factoring agreement with a stockholder of the Company whereby the Company received $300,000 secured by specific milestone billings. The company agreed to pay interest at 15% per annum.  As further incentive the Company issued 600,000 warrants with an exercise price of $0.09. The estimated value of the warrants is added to paid-in-capital and amortized to interest expense over the life of the loan. The warrant agreement expires on March 16, 2013. On May 23 2008, the Company repaid $50,000 of principal on this note and on August 7, 2008, repaid the remaining balance of $250,000 with accrued interest of $16,200.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company had a note payable on a vehicle purchase due to a third party which was paid in full on July 1, 2008. The balance on the note at December 31, 2007 was $18,985.

The Company had a note payable to a bank.  The note was personally guaranteed by an officer of the Company, and bears interest at the bank’s prime interest rate adjusted quarterly. On September 12, 2008, the Company repaid the outstanding balance of $100,000.

There is an outstanding note payable. The note bears a 12% interest rate and matured on December 15, 2003.  Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely.  No accrued interest has been paid on this note to date.  The following summarizes the balances due on December 31, 2008 and 2007:

	December 31,
	2008	2007
Principal	$97,500	$97,500
Accrued Interest	105,447	93,747
Total	$202,947	$191,247

6.	INCOME TAXES

Income tax expense (benefit) consists of the following:

	Year ended December 31,
	2008	2007
Current
Federal	$-	$-
State	-	-
	-	-
Deferred
Federal	(2,403,098)	(1,453,412)
State	(557,721)	(337,479)
	(2,960,819)	(1,790,891)
Current and deferred	(2,960,819)	(1,790,891)
Valuation allowance	2,960,819	1,790,891
Total	$-	$-

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of income tax benefit to the amount computed using statutory federal rates is as follows:

	Year ended December 31,
	2008	2007
Tax at statutory rate	$(2,611,161)	$(1,585,019)
Non-deductible expenses	8,462	10,115
State income tax (benefit)	(358,120)	(215,987)
Valuation allowance	2,960,819	1,790,891
	$-	$-

The Company has implemented SFAS No. 109 “Accounting for Income Taxes”, which provides for a liability approach to accounting for income taxes. Total deferred tax assets and liabilities at December 31 are as follows:

	2008	2007
Deferred tax assets - Tax NOL	$6,855,521	$3,335,927
Valuation allowance	(6,855,521)	(3,335,927)
	$-	$-

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company has available at December 31, 2008 unused federal and state net operating loss carryforwards totaling $16,991,776 that may be applied against future taxable income that expire in the years 2009 through 2023. The tax benefit of these net operating loss carryforwards, based on an effective tax rate of 40% is approximately $6,855,521. Management believes it is more likely than not that all of the deferred tax asset will not be realized.  A valuation allowance has been provided for the entire deferred tax benefit.

7.	LEASE COMMITMENTS

The Company leases office equipment and vehicles under operating leases with terms ranging from 13 months to 60 months. The annual non-cancelable operating lease payments on these leases are as follows:

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2009	$44,185
2010	37,263
2011	19,733
2012	2,721
2013	-
Thereafter	-
$103,902

On November 1, 2008 the Company commenced leasing a four office suite in Scotch Plains, NY for $3,710 per month for 12 twelve months. . The one year lease commences November 1, 2008 and terminates October 31, 2009

On November 1, 2008, the Company began leasing the remaining 11,834 sq ft of space at its existing facility in Bethel, CT. The lease is a triple net lease (NNN) commencing November 1, 2008 and terminating October 31, 2011. The base rent for the first year is $5.50 per sq. ft. with 3% increases for each of the following two years. The additional space will be used to assemble our mobile and containerized systems.

The Company entered into a lease agreement for 11,856 square feet of office and operations space in Bethel, Connecticut. Rent commenced on May 1, 2006 and currently costs of $8,398 per month plus taxes and certain other fees. The lease is for a ten year term with two subsequently renewable five year terms.

The straight line monthly expense in accordance with SFAS 13 is $12,977 and the annual non-cancelable lease payments on the three leases are:

2009	205,386
2010	173,216
2011	166,329
2012	111,644
2013	114,608
Thereafter	238,503
$1,009,686

8.	PREFERRED STOCK

On August 4, 2008, Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), (i) exchanged its shares of Series A and Series B Preferred Stock into 20,000,081 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) exchanged accumulated dividends payable on its Preferred Stock as of June 30, 2008 in the amount of $383,576 into 15,343,040 shares of Common Stock and received additional common stock purchase warrants for 15,343,040 shares of Common Stock at an exercise price of $0.025 per share, and (iii) exchanged liquidated damages in the amount of $602,000 payable to Sherleigh by the Company into 24,080,000 shares of Common Stock and received additional common stock purchase warrants for 24,080,000 shares of Common Stock at an exercise price of $0.025 per share.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 4, 2008, the Pequot Funds surrendered their shares of Series A and Series B Preferred Stock to the Company which shares were cancelled, and the Pequot Funds forfeited their right to receive accumulated dividends payable on their Preferred Stock as of June 30, 2008 in the amount of $690,436 and liquidated damages in the amount of $387,000 payable to the Pequot Funds by the Company.

The Series A and B Preferred Warrants were amended such that they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds holds warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh holds warrants for the purchase of 19,999,997 shares of Common Stock and weighted average anti-dilution rights have been terminated.

The Amended and Restated Stockholders Agreement, dated as of January 23, 2006 among the Company, Aduromed, the Pequot Funds and Sherleigh was terminated.

9.	COMMON STOCK

During 2008, 525,000 shares of common stock were issued to a business advisor and consultant to the Company as part of his compensation package. The shares were valued at $0.23 per share for a total value of $120,750.

On August 4, 2008 concurrent with the closing of the Master Restructuring Agreement the Company increased its authorized common shares to 1.4 billion shares and:

issued 303,297,456 shares of common stock as a result of $4,946,000 being invested in the Company the Bridge Loan Holders collectively exchanged a deemed principal amount of $1,275,000 of their notes into 93,750,000 shares of Common Stock and all such Bridge Loan Holders’ outstanding common stock warrants were collectively exchanged into warrants for the purchase of 93,750,000 shares of Common Stock at an exercise price of $0.025 per share.

issued 35,343,118 shares of common stock for the exchange of accrued dividends through August 4, 2008 on the preferred stock and accrued dividends issued 24,080,000 shares of common stock for the exchange of liquidated damages issued 78,246,052 shares of common stock as a result of the restructuring of the company

On September 2, 2008, the Company issued 4.5 million shares of common stock to an investor relations firm as part of their service contract. The shares were valued at $0.15 per share for a total value of $675,000.

On November 10 2008 and again on December 12, 2008, the Company issued 111,446 and 24,590, shares of common stock to a consultant to the Company as part of the compensation package. The shares were valued at $0.166 and $0.122 per share respectively for a total value of $21,500.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2008, 36,885,757 shares of common stock were issued as a result of warrant conversions.

10.	STOCK OPTIONS AND WARRANTS

The Company has issued detachable warrants along with convertible notes throughout 2005 to obtain bridge financing. The estimated value of the warrants has been added to paid-in-capital and amortized to interest expense over the lives of the loans.

The Company has adopted SFAS 123(R) for the accounting of employee stock options issued during 2005. Therefore, the estimated value of the options issued is amortized to compensation expense over their requisite service periods.

Stock option and warrant transactions are summarized as of December 31, 2008 and 2007 as follows:

	Stock Options		Warrants
	December 31,		December 31,
	2008	2007	2008	2007
Outstanding - beginning of year	11,298,024	10,927,774	32,476,672	29,845,866
Granted	71,634,000	460,000	503,570,577	5,329,500
Exercised	-	44,875	93,861,853	-
Forfeited	4,806,365	44,875	27,609,286	2,698,694
Outstanding - end of period	78,125,659	11,298,024	414,576,110	32,476,672

The following table provides certain information with respect to the above-referenced stock options and warrants outstanding at December 31, 2008:

			Weighted	Weighted
	Number	Exercise	Average	Average
	Outstanding	Price Range	Exercise Price	Life in Years
Options	78,125,659	$0.03 - $0.56	$0.07	6.5
Warrants	414,576,110	$0.03 - $0.56	$0.03	4.6

The following table provides certain information with respect to the above-referenced stock options and warrants exercisable at December 31, 2008:

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Number	Exercise	Average	Average
	Exercisable	Price Range	Exercise Price	Life in Years
Options	31,839,624	$0.03 - $0.56	$0.11	5.8
Warrants	414,576,110	$0.03 - $0.56	$0.03	4.6

The estimated fair values at date of grant were $.15 to $.42 for the options granted above, using the Black-Scholes option valuation model with the following assumptions:

Expected life in years	3 – 8
Interest rate	2..23% - 6%
Volatility	0.01% - 5%
Dividend yield	0%

11.	RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued Statement of Financial Accounting Standard 157, “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We do not believe this new accounting standard will have a material impact on our financial condition or results of operations.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements (an amendment of ARB No. 51)”. SFAS 160 established accounting and reporting standards designed to improve the relevance, comparability and transparency of the financial statements. SFAS 160 requires that ownership interests in subsidiaries held by parties, other than the parent, to be clearly identified, labeled and presented in the consolidated balance sheet within the equity, but separate from the parent’s equity; net income attributable to the parent and the noncontrolling interests to be clearly identified and presented on the face of the consolidated statement of operations; changes in the parent’s ownership interest to be accounted for as equity transactions, if a subsidiary is deconsolidated and any noncontrolling equity investment to be measured at fair value; and that provide sufficient disclosures that clearly identify and distinguish between the interest of the parent and noncontrolling owners.  SFAS 160 is effective for fiscal years and interim periods beginning on or after December 15, 2008. We do not believe this new accounting standard will have a material impact on our financial condition or results of operations.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” which requires enhanced disclosures about an entity’s derivative and hedging activities. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Since FAS 161 only provides for additional disclosure requirements, there will be no impact on our results of operations and financial position.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162"). This Standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. FAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. The Standard is effective 60 days following SEC approval of the Public Company Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. FAS 162 is not expected to have an impact on the consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60 (SFAS 163).  This statement clarifies accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises.  SFAS 163 is effective for fiscal years and interim periods within those years, beginning after December 15, 2008.  Because we do not issue financial guarantee insurance contracts, we do not expect the adoption of this standard to have an effect on our financial position or results of operations.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Application of this FSP is not currently applicable to the Company as the Company has no intangible assets.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.

This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  All prior-period ESP data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this FSP.  Early application is not permitted. We are currently evaluating the impact of adopting EITF 03-6-1 on our consolidated financial statements.

ADUROMED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	SUBSEQUENT EVENT

On January 2, 2009, the Company merged its wholly owned subsidiary, Aduromed Corporation into Aduromed Industries Inc. and changed its corporate name from Aduromed Industries Inc. to MedClean Technologies Inc.

MEDCLEAN TECHNOLIGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)

ASSETS

Current assets
Cash	$426,455	$1,922,401
Accounts receivable (net of $23,081 allowance for both periods)	250,254	176,284
Revenues in excess of billings	7,679	7,679
Inventory	1,104,668	886,351
Prepaid expenses	123,081	24,925
Total current assets	1,912,137	3,017,640

Property, plant and equipment, net	285,503	285,304

Long term deposits	38,260	38,260

Total assets	$2,235,900	$3,341,204

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$342,774	$653,785
Payroll liabilities	341,240	390,857
Deferred revenue	223,279	136,691
Customer deposits	-	386,428
Billings in excess of revenue	1,007,067	620,639
Notes payable	205,872	202,947
Total current liabilities	2,120,232	2,391,347

Total liabilities	2,120,232	2,391,347

Stockholders' equity
Common stock: $.0001 par value; 3,500,000,000 shares authorized; 561,542,968 shares issued and outstanding	56,154	56,154
Additional paid-in capital	22,038,038	20,988,502
Accumulated deficit	(21,978,524)	(20,094,799)
Total stockholders' equity	115,668	949,857

Total liabilities and stockholders' equity	$2,235,900	$3,341,204

See Notes to Consolidated Financial Statements

MEDCLEAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the quarter ended
	March 31,
	2009	2008
Revenues
Contract revenues earned	$-	$523,484
Sales and service revenues	417,428	164,542
Total revenues	417,428	688,026

Cost of sales	273,072	475,598

Gross profit	144,356	212,428

Operating expenses
Salaries and wages	463,312	370,841
General and administrative expenses	489,517	497,925
Depreciation expense	23,110	22,359
Total operating expenses	975,939	891,125

Loss from operations	(831,583)	(678,697)

Other income and expenses
Interest income	906	375
Interest expense and amortization	(1,053,048)	(845,473)
Total other income and expenses	(1,052,142)	(845,098)

Net loss before income taxes	(1,883,725)	(1,523,795)

Provision for income tax benefit	-	-

Net loss	$(1,883,725)	$(1,523,795)

Basic and diluted net loss per common share	$(0.00)	$(0.07)

Weighted average common shares outstanding	561,542,968	21,736,185

See Notes to Consolidated Financial Statements

MEDCLEAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,883,725)	$(1,523,795)
Adjustments to reconcile net loss to
net cash used in operations:
Warrants and options issued for services	1,049,536	203,644
Depreciation expense	23,110	22,359
Changes in operating assets and liabilities:
Accounts receivable	(73,970)	540,999
Revenues in excess of billings	-	(61,448)
Inventory	(218,317)	318,972
Prepaid expenses	(98,156)	-
Accounts payable and accrued liabilities	(308,086)	551,763
Deferred revenue	86,588	(25,608)
Billings in excess of revenue	386,428	(467,562)
Customer deposits	(386,428)
Payroll liabilites	(49,617)	-
Dividends payable	-	105,000
Net cash used in operating activities	(1,472,637)	(335,676)

Cash flows from investing activities:
Purchase of fixed assets	(23,309)	-
Net cash used in investing activities	(23,309)	-

Cash flows from financing activities:
Repayments of notes payable	-	(1,504)
Issuance of note payable	-	300,000
Increase in line of credit	-	50,000
Net cash provided by financing activities	-	348,496

Increase (decrease) in cash and cash equivalents	(1,495,946)	12,820

Cash and cash equivalents, beginning of period	1,922,401	212,215
Cash and cash equivalents, end of period	$426,455	$225,035

Supplemental disclosures of cash flow information:
Cash paid for interest	$588	$38,712
Supplemental disclosures of noncash investing and financing activities:
Accrual of preferred stock dividents	$-	$105,000

See Notes to Consolidated Financial Statements

MEDCLEAN TECHNOLOGIES, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The condensed consolidated balance sheets of MedClean Technologies, Inc.  and subsidiaries (“MedClean”, the “Company”, “MTI”) as of March 31, 2009 and December 31, 2008, the condensed consolidated statements of operations for the three month periods ended March 31, 2009 and 2008, and the condensed consolidated statements of cash flows for the three month periods ended March 31, 2009 and 2008 have been prepared by the Company without audit. In the opinion of management, the information contained herein reflects all adjustments necessary to make the presentation of the Company’s condensed financial position, results of operations and cash flows not misleading.  All such adjustments are of a normal recurring nature.

The accompanying condensed consolidated financial statements do not contain all of the information and disclosures required by accounting principles generally accepted in the United States of America and should be read in conjunction with the consolidated financial statements and related notes included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 24, 2009.

 The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial recurring losses, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has available cash and cash equivalents of approximately $426,455 at March 31, 2009 which it intends to utilize for working capital purposes and to continue developing its business. To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities. We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings. However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business. Moreover, any equity funding could be substantially dilutive to existing stockholders. The aforementioned factors raise substantial doubt about our ability to continue as a going concern.

MEDCLEAN TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	BUSINESS DESCRIPTION - ORGANIZATION

On January 2, 2009, the Company merged its wholly owned subsidiary, Aduromed Corporation into Aduromed Industries Inc. and changed its corporate name from Aduromed industries, Inc. to MedClean Technologies, Inc.

MedClean is in the business of providing solutions for managing medical waste on site including designing, selling, installing and servicing on site (i.e. " in-situ ") turnkey systems to treat regulated medical waste. The Company provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies. The MedClean Series System is offered in three configurations: Containerized System, Mobile System and the Fixed System (our traditional fixed installation).

MEDCLEAN TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EARNINGS (LOSS) PER COMMON SHARE

The net earnings (loss) per common share are computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period. Outstanding warrants and options for the quarter ending March 31, 2009 and 2008 amounting to 492,201,769 and 45,107,447 respectively were not included in the calculation for net loss per common share because it would be antidilutive.

Outstanding Preferred A and B class of stock nor the common stock equivalents associated with the conversion feature for the quarter ending March 31, 2008 amounting to 22,043,862 for the period of both classes of Preferred stock were not included in the calculation for net loss per common share as it would be antidilutive.

The numerator and denominator used in the basic and diluted earnings (loss) per share of common stock computations are presented in the following table:

	For the quarter ended March 31,
	2009	2008
NUMERATOR FOR BASIC AND DILUTED EPS (LPS)
Net loss per statement of operations	$(1,883,725)	$(1,523,795)
Dividend payable to preferred stockholders	-	(105,000)
Net loss to common stockholders	$(1,883,725)	$(1,628,795)

DENOMINATOR FOR BASIC AND DILUTED EPS (LPS)
Weighted average shares of common stock outstanding	561,542,968	21,736,185

Basic and diluted EPS (LPS)	$(0.00)	$(0.07)

USE OF ESTIMATES

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At March 31, 2009, the Company has no cash balances on deposit in any one account with a financial institution in excess of the federally insured limits.

MEDCLEAN TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers, participants in the Master Restructuring Agreement and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

DEPENDENCE ON PRINCIPAL CUSTOMER

For 2009 and going forward, we feel the loss of any one customer would not have a significant adverse impact on our business.

ACCOUNTS RECEIVABLE

The Company maintains an accounts receivable ledger to track amounts due from individual customers. The Company continuously monitors the creditworthiness of its customers and has established an allowance for amounts that may be uncollectible in the future based on current economic conditions, historical payments and specific customer related collection issues. The allowance for bad debts was $23,081 as of March 31, 2009 and December 31, 2008.

PROPERTY, PLANT AND EQUIPMENT

The Company has property, plant and equipment that consist of automobiles, computers and related accessories, and office furniture.  The depreciation is calculated using the straight line method over the life of the property.  All property has a useful life of 3 to 10 years.  The following table summarizes these assets as of March 31, 2009 and December 31, 2008:

	March 31,	December 31,
	2009	2008
Office Furniture	164,525	164,525
Computers and Accessories	212,017	206,091
Leasehold Improvements	135,380	117,997
	511,922	488,613
Accumulated Depreciation	226,419	203,309
	285,503	285,304

INVENTORY

The Company maintains an inventory, which consists primarily of component parts, spare parts and disposable goods.  The average cost method is utilized in valuing the inventory, and is stated at the lower of cost or market.  The following table summarizes these assets as of March 31, 2009 and December 31, 2008:

MEDCLEAN TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	March 31,	December 31,
	2009	2008

Component & spare parts	902,683	754,476
Consumables	13,433	21,234
Advance payments	188,552	110,641
Total inventory	1,104,668	886,351

BUSINESS COMBINATION

On January 2, 2009, the Company merged its subsidiary Aduromed Corporation into the parent corporation: Aduromed Industries, Inc. and changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc.

REVENUE RECOGNITION

The Company recognizes revenues from fixed-price and modified fixed-price construction type contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. Prior to 2009, the Company has billed 25% of the contract at signing, 50% upon delivery of components, and the final 25% upon completion of installation and start-up. Beginning in 2009 we will bill 60% of the contracts at signing, 20% upon delivery of components, and the final 20% upon completion of installation and start-up.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Revenues from direct sales of our  mobile unit will be recognized as we ship units. The Company provides a one year warranty on the systems it installs. The Company also obtains a one year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, the Company has accrued no reserve for warranty. On the installed base after the warranty term has expired the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At March 31, 2009 and December 31, 2008 the Company had $223,279 and $136,691 in deferred revenue from maintenance agreements.

Revenues from the sale of  our mobile unit, accessories, repairs and replacement parts are recognized when shipped to the customer in accordance with a valid contract or order agreement. The contract or order agreement specifies delivery terms and pricing, and is considered to reasonably assure collection from the customer.

Revenues and cost from multi-year rental contracts on our  mobile unit will be recognized ratably over the life of the rental contract.

MEDCLEAN TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	CONTRACTS IN PROGRESS

The Company entered into construction type contracts to furnish and install its systems in hospitals. There were six and five outstanding contracts at March 31, 2009 and December 31, 2008 respectively.  The following table summarizes these outstanding contracts:

Contract	Revenue	Amounts	Revenues in	Billings in excess
Amount	Recognized	Billed	excess of Billings	of Revenues
Outstanding contracts at March 31, 2009
1,327,930	949,221	1,327,930	-	378,709
231,257	29,347	21,668	7,679	-
287,029	163,939	215,271	-	51,332
282,948	-	188,632	-	188,632
559,594	528,426	530,392	-	1,966
966,069	-	386,427	-	386,427
3,654,827	1,670,933	2,670,320	7,679	1,007,066

Outstanding contracts at December 31, 2008
1,327,930	949,221	1,327,930	-	378,709
231,257	29,347	21,668	7,679	-
287,029	163,939	215,271	-	51,332
282,948	-	188,632	-	188,632
559,594	528,426	530,392	-	1,966
2,688,758	1,670,933	2,283,893	7,679	620,639

5.	NOTE PAYABLE

There is an outstanding note payable.  The note bears a 12% interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. As of March 31, 2009 and December 31, 2008 the balance due was $205,872 and $202,947 respectively.

6.	RECLASSIFACATION

We reclassified option amortization expenses in the first quarter of 2008 from General and Administrative expenses to interest expense to conform to the current period presentation.  There is no effect on the net loss for the prior period.

7.	SUBSEQUENT EVENT

On April 22, 2009, we increased our authorized shares to 3.5 billion shares pursuant to a vote of our majority stockholders.

On May 5, 2009, the cash on hand was $111,291.  As part of our plan to preserve cash certain members of management have agreed to take no salary or benefits for four months until September 1, 2009.  In consideration of this, the Board has agreed to reprice all of the affected managers’ employment options and grant additional options at a strike price of $0.004 per share. As previously mentioned, we continue to seek alternate financing.